EXHIBIT A
                                                                     ---------

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, of Bull Run Corporation is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 15, 2000


GE CAPITAL EQUITY INVESTMENTS, INC.

By: /s/ Michael E. Pralle
    ---------------------------------------------
    Name: Michael E. Pralle
    Title: President and General Manager



GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Michael E. Pralle
    ---------------------------------------------
    Name: Michael E. Pralle
    Title: Vice President



GENERAL ELECTRIC CAPITAL SERVICES, INC.

By: /s/ Michael E. Pralle
    ---------------------------------------------
    Name: Michael E. Pralle
    Title: Attorney-in-fact



GENERAL ELECTRIC COMPANY

By: /s/ Michael E. Pralle
    ---------------------------------------------
    Name: Michael E. Pralle
    Title: Attorney-in-fact



                              Page 19 of 21 Pages

NBC SPORTS VENTURES, INC.

By: /s/ Elizabeth A. Newell
    ---------------------------------------------
    Name: Elizabeth A. Newell
    Title: Attorney-in-fact



NATIONAL BROADCASTING COMPANY, INC.

By: /s/ Elizabeth A. Newell
    ---------------------------------------------
    Name: Elizabeth A. Newell
    Title: Attorney-in-fact



NATIONAL BROADCASTING COMPANY HOLDING, INC.

By: /s/ Elizabeth A. Newell
    ---------------------------------------------
    Name: Elizabeth A. Newell
    Title: Attorney-in-fact








                              Page 20 of 21 Pages